EXHIBIT 4.6
PLEDGE AGREEMENT
This Pledge Agreement dated as of July 14, 2016 (this "Pledge Agreement") is by and among Cinedigm Corp., a Delaware corporation (the "Borrower"), ADM Cinema Corporation (d/b/a the Pavilion Theatre), a Delaware corporation ("ADM"); Vistachiara Productions Inc. (d/b/a The Bigger Picture) a Delaware corporation ("VPI"); Vistachiara Entertainment, Inc. a Delaware corporation ("VEI"); Cinedigm Entertainment Corp. a New York corporation ("CEC"); Cinedigm Entertainment Holdings, LLC, a Delaware limited liability company ("CEH"); Cinedigm Home Entertainment, LLC, a Delaware limited liability company ("CHE"); Docurama, LLC, a Delaware limited liability company ("Docurama"); Dove Family Channel, LLC, a Delaware limited liability company ("Dove"); Cinedigm OTT Holdings, LLC, a Delaware limited liability company; ("OTT"), Cinedigm Productions, LLC, a Delaware limited liability company ("Productions", and together with the Borrower, ADM, VPI, VEI, CEC, CEH, CHE, Docurama, Dove and OTT, the "Pledgors" and each, a "Pledgor"), and CIT Bank, N.A., as Collateral Agent (the "Secured Party"), for the ratable benefit of itself and the other Secured Parties (as defined in the Credit Agreement referred to below, and referred to herein, the "Beneficiaries").
RECITALS
A. The Borrower, Société Générale, as the Administrative Agent, the Secured Party, and the Lenders from time to time party thereto have entered into that certain Second Amended and Restated Credit Agreement, dated as of April 29, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement");
B. The Pledgors will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement and the other Loan Documents; and
C. It is a condition to the Lenders making any Loans, issuing Letters of Credit, or otherwise extending credit or other financial accommodations, that each Pledgor shall execute and deliver this Pledge Agreement, and the Pledgors have agreed to enter into this Pledge Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, each Pledgor hereby agrees with the Secured Party for its benefit as follows:
Section 1. Definitions.
(a) All capitalized terms not otherwise defined in this Pledge Agreement that are defined in the Credit Agreement shall have the meaning assigned to such terms by the Credit Agreement.  Any terms used in this Pledge Agreement that are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect in the State of New York from time to time ("UCC") and not otherwise defined herein or in the Credit Agreement shall have the meanings assigned to those terms in the UCC.

As used herein, the term "Payment in Full" means the indefeasible payment in full in cash of the Obligations, the termination or expiration of all Letters of Credit that are not fully cash collateralized with the Administrative Agent, the Issuing Bank or the Secured Party in such amounts as may be reasonably required by the Issuing Bank, the termination of all obligations of the Issuing Bank and the Lenders in respect of Letters of Credit (unless such Letters of Credit are so cash collateralized), the termination or expiration of all of the Commitments, the termination or expiration the Credit Agreement, and the termination of each Secured Hedging Document.
(b) All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of, and Schedules and Exhibits to, this Pledge Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words "hereof", "herein" and "hereunder" and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement.  As used herein, the term "including" means "including, without limitation,". Paragraph headings have been inserted in this Pledge Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Pledge Agreement and shall not be used in the interpretation of any provision of this Pledge Agreement.
Section 2. Pledge.
(a) Grant of Pledge.  Each Pledgor hereby pledges to the Secured Party, and grants to the Secured Party, in each case, for the ratable benefit of the Beneficiaries, a continuing lien on and security interest in the Pledged Collateral, as defined in Section 2(b) below.  This Pledge Agreement shall secure the prompt performance and payment of all Obligations now or hereafter existing, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, expenses, indemnification, or otherwise (the "Secured Obligations").
(b) Pledged Collateral.  "Pledged Collateral" shall mean all of each Pledgor's right, title, and interest in or to the following, whether now owned or hereafter acquired by such Pledgor:
(i) all of the membership interests listed in the attached Schedule I issued to such Pledgor (the "Membership Interests"), all additional membership interests of any issuer of such Membership Interests hereafter acquired by such Pledgor (collectively with the Membership Interests, the "Pledged Membership Interests"), the certificates (if any) representing the Pledged Membership Interests, all of such Pledgor's rights (both voting and economic), privileges, authority, and powers as a member of the issuer of such Pledged Membership Interests under the applicable limited liability company operating agreement or similar constitutive document of such issuer or under any applicable Requirements of Law, and all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Pledged Membership Interests, including, without limitation, (A) any Proceeds from a sale by or on behalf of such Pledgor of any of the Pledged Membership Interests, and (B) any distributions, dividends, cash, instruments and other Property from time to time received or otherwise distributed in respect of the Pledged Membership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Pledged Membership Interests or the ownership thereof other than Proceeds, distributions, dividends, cash, instruments and other Property received by such Pledgor in compliance with the Loan Documents (collectively, the "Membership Interest Distributions")

(ii) all of the general and limited partnership interests listed in the attached Schedule I issued to such Pledgor (the "Partnership Interests"), all additional limited or general partnership interests of any issuer of such Partnership Interests hereafter acquired by such Pledgor (collectively with the Partnership Interests, the "Pledged Partnership Interests"), the certificates (if any) representing the Pledged Partnership Interests, all of such Pledgor's rights (both voting and economic), privileges, authority, and powers as a limited or general partner of the issuer of such Pledged Partnership Interests under the applicable partnership agreement or limited partnership agreement or similar constitutive document of such issuer or under any applicable Requirements of Law, and all rights to money or property which such Pledgor now has or hereafter acquires in respect of the Pledged Partnership Interests,  including, without limitation, (A) any Proceeds from a sale by or on behalf of such Pledgor of any of the Pledged Partnership Interests, and (B) any distributions, dividends, cash, instruments and other Property from time to time received or otherwise distributed in respect of the Pledged Partnership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Partnership Interests or the ownership thereof other than Proceeds, distributions, dividends, cash, instruments and other Property received by such Pledgor in compliance with the Loan Documents (collectively, the "Partnership Interest Distributions");

(iii) all of the shares of stock listed in the attached Schedule I issued to such Pledgor (the "Shares"), all additional shares of stock of any issuer of such Shares hereafter issued to such Pledgor (collectively with the Shares, the "Pledged Shares"), the certificates representing the Pledged Shares, all of such Pledgor's rights, privileges, authority, and powers as a shareholder of the issuer of such Pledged Shares under the applicable articles of incorporation, certificate of incorporation, bylaws or similar constitutive documents of such issuer or under any applicable Requirements of Law, and all rights to money or property which such Pledgor now has or hereafter acquires in respect of the Pledged Shares, including, without limitation, (A) any Proceeds from a sale by or on behalf of such Pledgor of any of the Pledged Shares, and (B) any distributions, dividends, cash, instruments and other Property from time to time received or otherwise distributed in respect of the Pledged Shares, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Pledged Shares or the ownership thereof other than Proceeds, distributions, dividends, cash, instruments and other Property received by such Pledgor in compliance with the Loan Documents (collectively, the "Pledged Shares Distributions");
    (iv)    all indebtedness listed in the attached Schedule I, owing to such Pledgor from an Affiliate or Subsidiary of such Pledgor, all additional indebtedness hereinafter owing to such Pledgor from an Affiliate or Subsidiary of such Pledgor (collectively, the "Pledged Debt"), any and all instruments evidencing such indebtedness, including promissory notes, bonds, debentures and other debt securities, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange, for any or all of the foregoing other than interest, cash, instruments and other property received by such Pledgor in compliance with the Loan Documents (collectively, the "Pledged Debt Distributions");

(v)    all of the equity interests in joint venture companies listed in the attached Schedule I issued to such Pledgor (the "JV Interests"), all additional equity interests of any issuer of such JV Interests hereafter issued to such Pledgor (collectively with the JV Interests, the "Pledged JV Interests"), the certificates representing the Pledged JV Interests, all of such Pledgor's rights, privileges, authority, and powers as an equity interest holder of such joint venture companies under the applicable constitutive documents of such joint venture companies or under any applicable Requirements of Law, and all rights to money or property of such Pledgor of any of the Pledged JV Interests which such Pledgor now has or hereafter acquires with respect of the Pledged JV Interests, including, without limitation, (A) any Proceeds from a sale by or on behalf of such Pledgor of any of the Pledged JV Interests, and (B) any distributions, dividends, cash, instruments and other property from time to time received or otherwise distributed in respect of the Pledged JV Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investments or otherwise attributable to the Pledged JV Interests or the ownership thereof other than Proceeds, distributions, dividends, cash, instruments and other property received by such Pledgor in compliance with the Loan Documents (collectively the "JV Interest Distributions"; together with the Membership Interest Distributions, the Partnership Interest Distributions, the Pledged Shares Distributions, and the Pledged Debt Distributions, the "Distributions"); and
(vi) all additions and accessions to, substitutions and replacements of, and all products and proceeds from the Pledged Collateral described in paragraphs (i), (ii), (iii), (iv) and (v) of this Section 2(b).
(c) Delivery of Pledged Collateral.  All certificates or instruments, if any, representing the Pledged Collateral shall be delivered to the Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance reasonably satisfactory to the Secured Party. Each Pledgor shall cause any securities intermediary with custody of any Pledged Collateral to deliver an agreement in form and substance satisfactory to the Secured Party, providing the Secured Party with "control" (as defined in Section 9-106 of the Uniform Commercial Code as in effect in the State of New York) of such Pledged Collateral.  After the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right, upon prior written notice to the Borrower, to transfer to or to register in the name of the Secured Party or any of its nominees any of the Pledged Collateral, subject to the rights specified in Section 2(d).  In addition, after the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right at any time to exchange the certificates or instruments representing the Pledged Collateral for certificates or instruments of smaller or larger denominations.
(d) Rights Retained by Pledgor.  Notwithstanding the pledge in Section 2(a), so long as no Event of Default shall have occurred and be continuing:
(i) or, if an Event of Default shall have occurred and be continuing, until such time thereafter as such voting and other consensual rights have been terminated pursuant to Section 5 hereof, each Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to the Pledged Collateral for any purpose not inconsistent with the terms of this Pledge Agreement or any other Loan Document and for that purpose the Secured Party shall (if any Pledged Collateral shall be registered in the name of the Secured Party or its nominee) execute or cause to be executed from time to time, at the expense of the Pledgors, such proxies or other instruments in favor of such Pledgor or its nominee, in such form and for such purposes as shall be reasonably requested by such Pledgor, to enable it to exercise such voting power with respect to the Pledged Collateral; and
(ii) except as otherwise provided in the Loan Documents, each Pledgor shall be entitled to receive and retain any Distributions, dividends and other distributions paid on or in respect of the Pledged Collateral and the Proceeds of any sale of the Pledged Collateral and all payments of principal and interest on loans and advances made to such Pledgor by the issuer of the Pledged Collateral.
(e) Proxies and Other Instruments.  At the time and during the period in which Secured Party shall have the right to exercise voting rights pursuant to Section 5 hereof, each Pledgor shall execute and deliver (or cause to be executed and delivered) to the Secured Party all proxies and other instruments as the Secured Party may reasonably request to (A) enable the Secured Party to exercise the voting and other rights which such Pledgor is entitled to exercise pursuant to paragraph (d)(i) of this Section 2, and (B) receive the Distributions, dividends or other distributions and Proceeds of sale of the Pledged Collateral and payments of principal and interest which such Pledgor is authorized to receive and retain pursuant to paragraph (d)(ii) of this Section 2.
(f) Limitation on Amount of Secured Obligations.  Notwithstanding anything contained herein to the contrary, it is the intention of each Pledgor and the Secured Party that the amount of the Secured Obligations secured by each Pledgor's interests in any of his or its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar laws, rules or regulations of any Governmental Authority applicable to such Pledgor.  Accordingly, notwithstanding anything to the contrary contained in this Pledge Agreement or in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by each Pledgor's interests in any of his or its Property pursuant to this Pledge Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Pledgor's obligations hereunder or the liens and security interest granted to the Secured Party hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.
Section 3. Pledgor's Representations and Warranties.  Each Pledgor represents and warrants to the Secured Party and the other Beneficiaries, insofar as the same relate to such Pledgor's assets, actions, statements and business, as follows:
(a) The Pledged Shares listed on the attached Schedule I as being owned by such Pledgor (as may be updated pursuant to Section 7(b) from time to time) have been duly authorized and validly issued and are fully paid and nonassessable.
(b) Such Pledgor is the legal and beneficial owner of the Pledged Collateral indicated as being owned by it on Schedule I (as may be updated pursuant to Section 7(b) from time to time), free and clear of any Lien except for Permitted Liens.
(c) No consent of any other Person and no authorization, authentication, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by such Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery, or performance of this Pledge Agreement by such Pledgor, (ii) for the validity, perfection, or maintenance of the pledge and security interest created hereby (including the first priority (subject to Permitted Liens) nature thereof), or (iii) for the exercise by the Secured Party of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement, except, in each case, (x) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally, (y) those consents, authentications, approvals, authorizations, actions, notices or filings which have been duly obtained or made in respect of the Pledged Collateral, and (z) in the case of the maintenance of perfection, (I) the filing of continuation statements under the UCC and (II) the taking of actions necessary to give the Secured Party possession or control of Pledged Collateral to the extent such possession or control is necessary to perfect a security interest in such Pledged Collateral under the UCC.
(d) Such Pledgor has the full right, power and authority to deliver, pledge, assign and transfer the Pledged Collateral to the Secured Party.
(e) The Membership Interests listed on Schedule I (as may be updated pursuant to Section 7(b) from time to time) constitute the percentage ownership of the issued and outstanding membership interests of the respective issuer thereof reflected on Schedule I and all Membership Interests in which such Pledgor has any ownership interest.  The Partnership

Interests listed on the attached Schedule I (as may be updated pursuant to Section 7(b) from time to time) constitute the percentage ownership of the issued and outstanding partnership interests of the respective issuer thereof reflected on Schedule I and all Partnership Interests in which such Pledgor has any ownership interest.  The Shares listed on the attached Schedule I (as may be updated pursuant to Section 7(b) from time to time) constitute the percentage ownership of the issued and outstanding shares of capital stock of the respective issuer thereof reflected on Schedule I and all Shares in which such Pledgor has any ownership interest.  The JV Interests listed on Schedule I (as may be updated pursuant to Section 7(b) from time to time) constitute the percentage ownership of the JV Interests in which such Pledgor has any ownership interest reflected on Schedule I.
(f) The name of such Pledgor set forth on the signature pages to this Pledge Agreement is the exact legal name of such Pledgor.
(g) The representations and warranties made by such Pledgor in the Credit Agreement and the other Loan Documents are true and correct in all material respects, provided that such materiality qualifier shall not apply if such representation or warranty is already subject to a materiality qualifier in Article IV of the Credit Agreement or such other Loan Document, as though made on and as of the date hereof, except for representations and warranties which are expressly stated to be as of a specific date, which representations are true and correct as of such date.
Section 4. Pledgors' Covenants.  During the term of this Pledge Agreement and until Payment in Full, each Pledgor covenants and agrees with the Secured Party and the other Beneficiaries that:
(a) Protect Collateral.  Such Pledgor will warrant and defend the rights and title herein granted unto the Secured Party in and to the Pledged Collateral (and all right, title, and interest represented by the Pledged Collateral) against the claims and demands of all Persons whomsoever (other than Permitted Liens).
(b) Transfer, Other Liens, and Additional Shares.  Such Pledgor will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the Permitted Liens.  Such Pledgor further agrees that it will (A) cause each issuer of the Pledged Collateral not to issue any other membership interests, partnership interests, capital stock, or other securities in addition to or in substitution for the Pledged Collateral issued by such issuer, except to such Pledgor or another Loan Party; and (B) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any additional membership interests, partnership interests, capital stock, joint venture interests or other securities of an issuer of the Pledged Collateral.  Such Pledgor shall not approve any amendment or modification of any of the Pledged Collateral unless such amendment or modification would not violate the provisions of the Credit Agreement or the other Loan Documents.
(c) Change of Name; Jurisdiction of Formation.  Such Pledgor shall give the Secured Party at least five (5) days' prior written notice before it (x) changes the location of its jurisdiction of formation or organization or (y) uses a trade name other than its current name used on the date hereof.  Other than as permitted by Section 7.11 of the Credit Agreement, such Pledgor shall not amend, supplement, modify or restate its articles or certificate of incorporation, bylaws, limited liability company agreement, or other equivalent organizational documents, nor amend its name without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld, conditioned, or delayed.
(d) Further Assurances.  Such Pledgor agrees that, from time to time, at its sole cost and expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that the Secured Party may reasonably request, in order to perfect, maintain and protect any pledge, assignment or security interest granted, intended or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.
(e) Covenants in Credit Agreement. Such Pledgor agrees to comply with all covenants in the Credit Agreement applicable to it.
Section 5. Remedies upon Default.  If any Event of Default shall have occurred and be continuing:
(a) UCC Remedies.  To the extent permitted by law, the Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for in this Pledge Agreement or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Pledged Collateral).  This Pledge Agreement shall not be construed to authorize the Secured Party to take any action prohibited by the UCC or to constitute a waiver by any Pledgor of any right that the UCC does not permit such Pledgor to waive.
(b) Dividends and Other Rights.
(i) All rights of any Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 2(d)(i) may be exercised by the Secured Party if the Secured Party so elects and gives written notice of such election to such Pledgor and all rights of such Pledgor to receive the Distributions, dividends and other distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged Collateral which it would otherwise be authorized to receive and retain pursuant to Section 2(d)(ii) shall cease at such time as such written notice is deemed effective pursuant to the provisions of the Credit Agreement related to effectiveness of notices.
(ii) All Distributions, dividends and other distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged Collateral that are thereafter received by any Pledgor shall be received in trust for the benefit of the Beneficiaries, shall be segregated from other funds of such Pledgor, and shall be promptly paid over to the Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsement).

(c) Sale of Pledged Collateral. The Secured Party may sell all or part of the Pledged Collateral at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as may be commercially reasonable in accordance with applicable laws.  Each Pledgor agrees that to the extent permitted by law such sales may be made without notice.  If notice is required by law, each Pledgor hereby deems seven (7) Business Days' advance notice of the time and place of any public sale or the time after which any private sale is to be made reasonable notification, recognizing that if the Pledged Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market shorter notice may be reasonable.  The Secured Party shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Pledgor shall cooperate fully with the Secured Party in all respects in selling or realizing upon all or any part of the Pledged Collateral under this Section 5(c).  In addition, each Pledgor shall fully comply with federal and state securities laws and take such actions as may be necessary to permit the Secured Party to sell or otherwise dispose of any securities representing the Pledged Collateral in compliance with such laws; provided, that Pledgor shall not be required to undertake to register any Pledged Collateral with the Securities and Exchange Commission or any state securities commission.
(d) Exempt Sale.  If, in the opinion of the Secured Party, there is any question that a public or semipublic sale or distribution of any Pledged Collateral will violate any state or federal securities law, the Secured Party in its discretion (i) may offer and sell securities privately in one or more transactions exempt from federal or state registration to purchasers who will agree to take them for investment purposes and not with a view to distribution and who will agree to imposition of restrictive legends on the certificates representing the security, or (ii) may sell such securities in an intrastate offering under the Securities Act of 1933, as amended, and no sale so made in good faith by the Secured Party shall be deemed to be not "commercially reasonable" solely because so made.  Each Pledgor shall cooperate fully with the Secured Party in all reasonable respects in selling or realizing upon all or any part of the Pledged Collateral under this Section 5(d).
(e) Application of Collateral. The proceeds of any sale, or other realization upon all or any part of the Pledged Collateral pledged by each Pledgor shall be applied by the Secured Party as set forth in Section 2.13(c) of the Credit Agreement.
(f) Cumulative Remedies.  No right, power or remedy herein conferred upon or reserved to the Secured Party or any Beneficiary is intended to be exclusive of any right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.  Resort to any or all security now or hereafter held by the Secured Party or any beneficiary may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.  No failure on the part of the Secured Party or any other Beneficiary to exercise, and no delay or omission by such Person in exercising, and no course of dealing with respect to, any right, power or remedy shall impair or be deemed a waiver of any such right, power or remedy or shall be construed to be a waiver of any Event of Default or an acquiescence to any Event of Default.  Each right, power and remedy given by this Pledge Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Secured Party in its sole discretion.  The rights, remedies, powers and privileges herein provided in this Pledge Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law
Section 6. Secured Party as Attorney-in-Fact for Pledgors.
(a) Secured Party Appointed Attorney-in-Fact.  Each Pledgor hereby irrevocably appoints the Secured Party, acting for and on behalf of itself and the Beneficiaries, and each successor or assign of the Secured Party and the Beneficiaries, as such Pledgor's attorney-in-fact, with full authority after the occurrence and during the continuance of an Event of Default to act for such Pledgor and in the name of such Pledgor, and, in the Secured Party's discretion, subject to such Pledgor's revocable rights specified in Section 2(d), to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, indorse, and collect all instruments made payable to the Pledgor representing the proceeds of the sale of the Pledged Collateral, or any Distribution in respect of the Pledged Collateral and to give full discharge for the same.  EACH PLEDGOR HEREBY ACKNOWLEDGES, CONSENTS AND AGREES THAT THE POWER OF ATTORNEY GRANTED PURSUANT TO THIS SECTION IS IRREVOCABLE AND COUPLED WITH AN INTEREST.
(b) Secured Party May Perform.  The Secured Party may from time to time, at its option, perform any act which any Pledgor has agreed hereunder to perform and which such Pledgor shall fail to perform reasonably promptly after being requested so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default and after notice thereof by the Secured Party to such Pledgor) and the Secured Party may from time to time take any other action which the Secured Party reasonably deems necessary for the maintenance, preservation or protection of any of the Pledged Collateral or of its security interest therein, and the expenses of the Secured Party incurred in connection therewith shall be part of the Secured Obligations and shall be secured thereby.
(c) Secured Party Has No Duty.  The powers conferred on the Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Pledged Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.
(d) Reasonable Care.  The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially similar to that which the Secured Party accords its own property, it being understood that the Secured Party shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Pledged Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.
Section 7. Miscellaneous.
(a) Expenses.  Each Pledgor will upon demand pay to the Secured Party for its benefit and the benefit of the Beneficiaries the amount of any reasonable out-of-pocket costs and expenses, including the reasonable fees and disbursements of its counsel and of any experts, which the Secured Party or any Beneficiary may incur in connection with (i) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Pledged Collateral in accordance with this Pledge Agreement, (ii) the exercise or enforcement of any of the rights of the Secured Party or the Beneficiaries hereunder, and (iii) the failure by any Pledgor to perform or observe any of the provisions hereof.
(b) Amendments, Supplements, Joinders, Etc.  No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by any Pledgor herefrom shall be effective unless made in writing and authenticated by each Pledgor and the Secured Party.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  This Pledge Agreement and Schedule I hereto may be supplemented to add additional Pledgors or Pledged Collateral by means of a supplement or joinder signed by the appropriate Pledgor and the Secured Party in the form of Annex I, upon the execution of which such additional Pledgor shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein.  The execution and delivery of any instrument adding an additional Pledgor as a party to this Pledge Agreement shall not require the consent of any other Pledgor hereunder.  The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.  Schedule I to this Pledge Agreement may be updated from time to time to reflect the correct Pledged Collateral after giving effect to an acquisition, or to an Asset Disposition conducted in accordance with Section 6.04 of the Credit Agreement, by delivery by the Borrower to the Secured Party of an updated Schedule I in form and substance reasonably satisfactory to the Secured Party.
(c) Addresses for Notices.  All notices and other communications provided for hereunder shall be sent in the manner provided for in Section 10.11 of the Credit Agreement and if to any Pledgor, at the address set forth on Schedule II hereto, and if to the Secured Party, at its address specified in or pursuant to the Credit Agreement.  All such notices and communications shall be effective as provided in Section 10.11 of the Credit Agreement.
(d) Continuing Security Interest; Transfer of Interest.  This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and, unless expressly released by the Secured Party, shall (i) remain in full force and effect until Payment in Full, (ii) be binding upon the Pledgors and their successors, transferees and assigns, and (iii) inure, together with the rights and remedies of the Secured Party and the Beneficiaries hereunder, to the benefit of and be binding upon, the Secured Party and its successors, transferees, and assigns permitted in accordance with the Credit Agreement, for the benefit of the Beneficiaries.  Without limiting the generality of the foregoing clause, when any Secured Party assigns or otherwise transfers any interest held by it under the Credit Agreement or other Loan Document to any other Person pursuant to and in accordance with the terms of the Credit Agreement or such other Loan Document, that other Person shall thereupon become vested with all the benefits held by such Secured Party under this Pledge Agreement.
(e) Termination of Security Interest.  Upon Payment in Full, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgors to the extent such Pledged Collateral shall not have been sold or otherwise applied pursuant to the terms hereof.  Upon any such termination, the Secured Party will, at the Borrower's expense, deliver all Pledged Collateral to the applicable Pledgor, execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.
(f) Waivers.  Each Pledgor hereby waives:
(i) promptness, diligence, notice of acceptance, and any other notice with respect to any of the Secured Obligations and this Pledge Agreement;
(ii) any requirement that the Secured Party protect, secure, perfect, or insure any Lien or any property subject thereto or exhaust any right or take any action against any Pledgor or any other Person or any collateral; and
(iii) any duty on the part of the Secured Party to disclose to any Pledgor any matter, fact, or thing relating to the business, operation, or condition of such Pledgor and his or its respective assets now known or hereafter known by such Person.
(g) INDEMNITY.  EACH PLEDGOR SHALL (AND HEREBY DOES) INDEMNIFY EACH INDEMNITEE (AS DEFINED IN THE CREDIT AGREEMENT) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LIABILITIES THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE RELATING TO OR ARISING OUT OF, IN CONNECTION WITH OR AS A RESULT OF ANY INDEMNIFIED MATTER (AS DEFINED IN THE CREDIT AGREEMENT);  PROVIDED, HOWEVER, THAT NO PLEDGOR SHALL HAVE ANY LIABILITY UNDER THIS SECTION 7(G) TO ANY INDEMNITEE WITH RESPECT TO ANY INDEMNIFIED MATTER TO THE EXTENT ANY SUCH LIABILITY HAS RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE JUDGMENT OR ORDER.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE SECURED PARTY AND EACH PLEDGOR SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNITEE AND THE OTHER PARTIES HERETO, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS PLEDGE AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE

PROCEEDS THEREOF.  NO INDEMNITEE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY UNLESS DUE TO ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED IN A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION.
ALL AMOUNTS DUE UNDER THIS SECTION 7(g) SHALL BE PAYABLE WITHIN TEN (10) BUSINESS DAYS AFTER DEMAND THEREFOR.  THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE REPLACEMENT OF THE SECURED PARTY, THE TERMINATION OF THE CREDIT AGREEMENT AND THE COMMITMENTS AND THE PLEDGE AGREEMENT AND THE REPAYMENT, SATISFACTION OR DISCHARGE OF ALL THE OTHER OBLIGATIONS.
(h) Right of Set‑Off.  If an Event of Default shall have occurred and be continuing, the each Beneficiary and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Beneficiary or any such Affiliate to or for the credit or the account of any Pledgor against any and all of the obligations of such Pledgor now or hereafter existing under this Pledge Agreement to such Beneficiary, irrespective of whether or not such Beneficiary shall have made any demand under this Pledge Agreement and although such obligations of such Pledgor may be contingent or unmatured or are owed to a branch or office of such Beneficiary different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Beneficiary and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Beneficiary or its Affiliates may have.  Each Beneficiary agrees to notify such Pledgor promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
(i) Severability.  If any provision of this Pledge Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Pledge Agreement shall not be affected or impaired thereby and (b) the parties hereto shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(j) Choice of Law.  This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of New York.
(k) CONSENT TO JURISDICTION.

(i) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS PLEDGE AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS PLEDGE AGREEMENT, EACH PARTY CONSENTS, FOR ITSELF AND IN RESPECT OF HIS OR ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS PLEDGE AGREEMENT OR OTHER DOCUMENT RELATED HERETO.  EACH PARTY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.
(ii) Nothing in this Section 7(k) shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party in the courts of any other jurisdiction.
(l) WAIVER OF JURY TRIAL.  EACH PARTY TO THIS PLEDGE AGREEMENT HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS PLEDGE AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS PLEDGE AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS PLEDGE AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(m) Lien Absolute.  To the maximum extent permitted by law, all rights of the Secured Party and the other Beneficiaries and the security interests and liens hereunder, and all obligations of the Pledgors hereunder, shall be absolute and unconditional, irrespective of:
(i) Any lack of validity, regularity or enforceability of any of the Obligations, the Credit Agreement, any of the other Loan Documents, or any other agreement or instrument relating thereto;
(ii) Any change in the time, manner or place of payment of, or in any other term of, any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, or any of the other Loan

Documents, including, without limitation, any increase in any of the Obligations resulting from the extension of additional credit to the Borrower or otherwise;
(iii) Any taking, exchange, release or nonperfection of any of the Pledged Collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for any of the Obligations;
(iv) Any manner of application of proceeds of the Pledged Collateral to any of the Obligations, or any manner of sale or other disposition of any of the Pledged Collateral or of any assets or property of any of the Pledgors;
(v) Any change, restructuring or termination of the structure or existence of any Pledgor; or
(vi) Any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Pledgor or a third-party assignor or grantor of a security interest in or lien on assets or property other than the Pledged Collateral.
(n) Counterparts.  This Pledge Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart signature page by electronic mail or facsimile is as effective as executing and delivering this Pledge Agreement in the presence of the other parties to this Pledge Agreement.  In proving this Pledge Agreement, a party must produce or account only for the executed counterpart of the party to be charged.
(o) Reserved.1
(p) Payments Free of Taxes. Any and all payments by or on account of any Secured Obligation hereunder shall be made free and clear of and without reduction or withholding for any Taxes, provided that if any Pledgor shall be required by any Requirements of Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) each Beneficiary receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Pledgor shall make such deductions and (iii) such Pledgor shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Requirements of Law. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Pledgor to a Governmental Authority, such Pledgor shall deliver to the applicable Beneficiaries the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Beneficiaries.
(q) Conflicts.  In the event of any explicit or implicit conflict between any provision of this Pledge Agreement and any provisions of the Credit Agreement, the terms of the Credit Agreement shall be controlling.

1 The deleted provision is covered by Section 10.8 of the Credit Agreement.

(r) Integration.  THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE THE FINAL EXPRESSION OF THE AGREEMENT BETWEEN THE PARTIES.  THIS PLEDGE AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AGREEMENT OR OF ANY CONTEMPORANEOUS ORAL AGREEMENT BETWEEN THE PARTIES. ANY AND ALL SUCH PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS ARE EXPRESSLY SUPERSEDED BY THIS PLEDGE AGREEMENT AND THE LOAN DOCUMENTS. THE PARTIES TO THIS AGREEMENT HEREBY ACKNOWLEDGE AND AFFIRM THAT NO UNWRITTEN ORAL AGREEMENT BETWEEN THE PARTIES EXISTS.
(s) Reinstatement.  If, at any time after Payment in Full of all Secured Obligations and termination of the Secured Party's security interest, any payments on the Secured Obligations previously made must be disgorged by any Beneficiary for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of any Pledgor or any other Person, this Pledge Agreement and the Secured Party's security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and each Pledgor shall sign and deliver to the Secured Party all documents, and shall do such other acts and things, as may be necessary to reinstate and perfect the Secured Party's security interest.
 [Signature Pages Follow.]

The parties hereto have caused this Pledge Agreement to be duly executed as of the date first above written.

PLEDGORS:

CINEDIGM CORP.

By:	/s/ Christopher J. McGurk
Name: Christopher J. McGurk
Title: Chief Executive Officer

ADM CINEMA CORPORATION

By:	/s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: Secretary, General Counsel

VISTACHIARA PRODUCTIONS, INC.

By:	/s/ Christopher J. McGurk
Name: Christopher J. McGurk
Title: Chief Executive Officer

VISTACHIARA ENTERTAINMENT, INC.

By:	/s/ Christopher J. McGurk
Name: Christopher J. McGurk
Title: Chief Executive Officer

CINEDIGM ENTERTAINMENT CORP.

By:	/s/ Christopher J. McGurk
Name: Christopher J. McGurk
Title: Chief Executive Officer

CINEDIGM ENTERTAINMENT HOLDINGS, LLC

By:	/s/ Christopher J. McGurk
Name: Christopher J. McGurk
Title: Chief Executive Officer

CINEDIGM HOME ENTERTAINMENT, LLC

By:	/s/ Christopher J. McGurk
Name: Christopher J. McGurk
Title: Chief Executive Officer

DOCURAMA, LLC

By:	/s/ Christopher J. McGurk
Name: Christopher J. McGurk
Title: Chief Executive Officer

DOVE FAMILY CHANNEL, LLC

By:	/s/ Christopher J. McGurk
Name: Christopher J. McGurk
Title: Chief Executive Officer

CINEDIGM OTT HOLDINGS, LLC

By:	/s/ Christopher J. McGurk
Name: Christopher J. McGurk
Title: Chief Executive Officer

CINEDIGM PRODUCTIONS, LLC

By:	/s/ Christopher J. McGurk
Name: Christopher J. McGurk
Title: Chief Executive Officer

SECURED PARTY:

CIT BANK, N.A., as Collateral Agent

By:	/s/ Andrew Giangrave
Name:	Andrew Giangrave
Title:	Managing Director

SCHEDULE I

 PLEDGED COLLATERAL
I. Membership Interests
Pledgor	Issuer	% of Membership Interest Owned
Cinedigm Corp.	Cinedigm Entertainment Holdings, LLC	100%
Cinedigm Entertainment Holdings, LLC	Cinedigm Home Entertainment, LLC	100%
Cinedigm Entertainment Corp.	Con TV, LLC	85%
Cinedigm Entertainment Corp.	Docurama, LLC	100%
Cinedigm Entertainment Corp.	Dove Family Channel, LLC	100%
Cinedigm Entertainment Corp.	Cinedgim OTT Holdings, LLC	100%
Cinedigm Entertainment Corp.	Cinedigm Productions, LLC	100%

II. Partnership Interests
Pledgor	Issuer	Type of Partnership Interest	% of Partnership Interest Owned
N/A	N/A	N/A	N/A

III. Shares
Pledgor	Issuer	State or Country of Organization (Issuer)	Class of Stock	Certificate(s) No(s).	Number of Shares
Cinedigm Corp.	ADM Cinema Corporation	Delaware	Common	1	1,000
Cinedigm Corp.	Vistachiara Productions Inc.	Delaware	Common	1	100
Cinedigm Corp.	Vistachiara Entertainment, Inc.	Delaware	Common	10	100
Cinedigm Corp.	Cinedigm Entertainment Corp.	New York	Common	11	100

IV. Intercompany Indebtedness
1.	Subordinated Promissory Note, dated as of January 16, 2013, executed by CDF2 Holdings, LLC in favor of Cinedigm Corp. (f/k/a Cinedigm Digital Cinema Corp.)
2.	Subordinated Promissory Note, dated as of December 19, 2012, executed by CDF2 Holdings, LLC in favor of Cinedigm Corp. (f/k/a Cinedigm Digital Cinema Corp.)
3.	Subordinated Promissory Note, dated as of October 24, 2012, executed by CDF2 Holdings, LLC in favor of Cinedigm Corp. (f/k/a Cinedigm Digital Cinema Corp.)
4.	Subordinated Promissory Note, dated as of October 16, 2012, executed by CDF2 Holdings, LLC in favor of Cinedigm Corp. (f/k/a Cinedigm Digital Cinema Corp.)
5.	Subordinated Promissory Note, dated as of August 31, 2012, executed by CDF2 Holdings, LLC in favor of Cinedigm Corp. (f/k/a Cinedigm Digital Cinema Corp.)
6.	Subordinated Promissory Note, dated as of July 31, 2012, executed by CDF2 Holdings, LLC in favor of Cinedigm Corp. (f/k/a Cinedigm Digital Cinema Corp.)
7.	Subordinated Promissory Note, dated as of June 29, 2012, executed by CDF2 Holdings, LLC in favor of Cinedigm Corp. (f/k/a Cinedigm Digital Cinema Corp.)
8.	Subordinated Promissory Note, dated as of April 30, 2012, executed by CDF2 Holdings, LLC in favor of Cinedigm Corp. (f/k/a Cinedigm Digital Cinema Corp.)
9.	Subordinated Promissory Note, dated as of March 30, 2012, executed by CDF2 Holdings, LLC in favor of Cinedigm Corp. (f/k/a Cinedigm Digital Cinema Corp.)
10.	Subordinated Promissory Note, dated as of February 29, 2012, executed by CDF2 Holdings, LLC in favor of Cinedigm Corp. (f/k/a Cinedigm Digital Cinema Corp.)
11.	Subordinated Promissory Note, dated as of January 31, 2012, executed by CDF2 Holdings, LLC in favor of Cinedigm Corp. (f/k/a Cinedigm Digital Cinema Corp.)
V. Joint Venture Interests
   N/A

Annex 1 to the Pledge Agreement

SUPPLEMENT NO.  _____  dated as of _____________, 20___ (the "Supplement"), to the Pledge Agreement dated as of July 14, 2016 (as amended, supplemented or otherwise modified from time to time, the "Pledge Agreement") by and among Cinedigm Corp., a Delaware corporation (the "Borrower"), ADM Cinema Corporation (d/b/a the Pavilion Theatre), a Delaware corporation ("ADM"); Vistachiara Productions Inc. (d/b/a The Bigger Picture) a Delaware corporation ("VPI"); Vistachiara Entertainment, Inc. a Delaware corporation ("VEI"); Cinedigm Entertainment Corp. a New York corporation ("CEC"); Cinedigm Entertainment Holdings, LLC, a Delaware limited liability company ("CEH"); Cinedigm Home Entertainment, LLC, a Delaware limited liability company ("CHE"); Docurama, LLC, a Delaware limited liability company ("Docurama"); Dove Family Channel, LLC, a Delaware limited liability company ("Dove"); Cinedigm OTT Holdings, LLC, a Delaware limited liability company ("OTT"), Cinedigm Productions, LLC, a Delaware limited liability company ("Productions," and together with the Borrower, ADM, VPI, VEI, CEC, CEH, CHE, Docurama, Dove, and OTT, the "Pledgors" and each, a "Pledgor"), and CIT Bank, N.A., as Collateral Agent (the "Secured Party"), for the ratable benefit of itself and the other Secured Parties (as defined in the Credit Agreement referred to below, and referred to herein, the "Beneficiaries").
RECITALS
A. Reference is made to that certain Second Amended and Restated Credit Agreement dated as of April 29, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among the Borrower, Société Générale, as the Administrative Agent, the Secured Party, and the Lenders from time to time party thereto.
B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement and the Credit Agreement.
C. Section 7(b) of the Pledge Agreement provides that additional Persons may become Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned (the "New Pledgor") is executing this Supplement to become a Pledgor under the Pledge Agreement.
D. Each New Pledgor will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement and the other Loan Documents.
Accordingly, the Secured Party and the New Pledgor agree as follows:
SECTION 1. In accordance with Section 7(b) of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof in all material respects.  In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Secured Obligations (as defined in the Pledge Agreement), does hereby create and grant to the Secured Party, for the ratable benefit of the Beneficiaries, a continuing security interest in and lien on all of the New Pledgor's right, title and interest in and to the Pledged Collateral (as defined in the Pledge Agreement) of the New Pledgor.  Each reference to a "Pledgor" in the Pledge Agreement shall be deemed to include the New Pledgor.  The Pledge Agreement is hereby incorporated herein by reference.
SECTION 2. The New Pledgor represents and warrants to the Secured Party and the other Beneficiaries that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
SECTION 3. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  This Supplement shall become effective when the Secured Party shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Secured Party.  Delivery of an executed signature page to this Supplement by electronic mail or facsimile transmission or by electronic mail shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. The New Pledgor hereby represents and warrants that set forth on Schedule I attached hereto is a true and correct schedule of all its Membership Interests, Partnership Interests, Shares, intercompany indebtedness and JV Interests, as each term is defined in the Pledge Agreement.
SECTION 5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.
SECTION 6. This supplement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of New York.
SECTION 7. If any provision of this Supplement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Supplement shall not be affected or impaired thereby and (b) the parties hereto shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in the Pledge Agreement.  All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature hereto.
SECTION 9. The New Pledgor agrees to reimburse the Secured Party for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Secured Party.
SECTION 10. THIS SUPPLEMENT, THE PLEDGE AGREEMENT, AND THE OTHER LOAN DOCUMENTS ARE THE FINAL EXPRESSION OF THE AGREEMENT BETWEEN THE PARTIES.  THIS SUPPLEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AGREEMENT OR OF ANY CONTEMPORANEOUS ORAL AGREEMENT BETWEEN THE PARTIES. ANY AND ALL SUCH PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS ARE EXPRESSLY SUPERSEDED BY THIS SUPPLEMENT, THE PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS. THE PARTIES TO THE PLEDGE AGREEMENT HEREBY ACKNOWLEDGE AND AFFIRM THAT NO UNWRITTEN ORAL AGREEMENT BETWEEN THE PARTIES EXISTS.
[SIGNATURES PAGES FOLLOW]

IN WITNESS WHEREOF, the New Pledgor and the Secured Party have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.
NEW PLEDGOR:

[_____________________________________]

By:
Name:
Title:

SECURED PARTY:

CIT BANK, N.A., as Collateral Agent

By:
Name:
Title:

Schedule I
Supplement No. ____ to the Pledge Agreement

SCHEDULE I

 PLEDGED COLLATERAL
I. Membership Interests
Pledgor	Issuer	% of Membership Interest Owned

II. Partnership Interests
Pledgor	Issuer	Type of Partnership Interest	% of Partnership Interest Owned

III. Shares
Pledgor	Issuer	State or Country of Organization (Issuer)	Class of S tock	Certificate(s) No(s).	Number of Shares

IV. Intercompany Indebtedness
    [________]
V. Joint Venture Interests
   [________]